Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

As  Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Biomass Secure Power Inc. (the “Company”) on form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date here of (the “report”). I, James Carroll, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350. As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated this 23rd day of November, 2009.

James Carroll

/s/ James Carroll

Chief Executive Officer